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                                                                   Exhibit 99.C2

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the use in this Amendment to the Registration Statement of our report dated December 7, 1999 relating to the Statement of Net Assets of The PaineWebber Equity Trust, Growth Stock Series 23, including the Schedule of Investments, included herein, and to the reference made to us under the caption "Independent Auditors" in the Prospectus.


                                       ERNST & YOUNG LLP


December 7, 1999
New York, New York